Contract No. DE-MS79-95BP94762
AUTHENTICATED

                         GENERAL TRANSMISSION AGREEMENT
                                 executed by the
                            UNITED STATES OF AMERICA
                              DEPARTMENT OF ENERGY
                            acting by and through the
                         BONNEVILLE POWER ADMINISTRATION
                                       and
                                COLUMBIA ALUMINUM

                                Index to Sections
--------------------------------------------------------------------------------
Section                                                                     Page

1.      TERM OF AGREEMENT....................................................  3
2.      DEFINITION AND EXPLANATION OF TERMS..................................  3
3.      EXHIIBITS; INTERPRETATIONS...........................................  7
7.      POWER SCHEDULING..................................................... 12
9.      REVISION OF EXHEBITS................................................. 13
10.     ADDITION OR DELETION OF POINTS OF INTEGRATION AND POINTS
        OF DELIVERY AND CHANGES IN TRANSMISSION DEMANDS ..................... 14
11.     OPTION TO CONVERT SERVICE............................................ 17
12.     REQUESTS AND DISPUTES................................................ 18
13.     POWER SALES CONTRACT................................................. 18
14.     PRIORITY............................................................. 19
15.     ASSIGNMENT........................................................... 19
16.     STABILITY RESERVES................................................... 19
17.     POWER SERVICES....................................................... 28
18.     NO THIRD PARTY BENEFICIARIES......................................... 29

        Exhibit A   (Transmission Rate Schedules and General Transmission
                     Rate Schedule Provisions)...............................  7
        Exhibit B   (General Wheeling Provisions)............................  7
        Exhibit C   (Transmission Parameters)................................  7
        Exhibit D   (Transmission Loss Factors)..............................  7
        Exhibit E   (Request and Response Procedures)........................  7
        Exhibit F   (Stability Reserves Schemes).............................  7

     This GENERAL TRANSMISSION AGREEMENT (Agreement), executed May 4, 1995, by the UNITED STATES OF AMERICA (Government), Department of Energy, acting by and through the BONNEVILLE POWER ADMINISTRATION (Bonneville), and COLUMBIA ALUMINUM, a corporation of the State of California, each of which may be referred to herein individually as "Party" or collectively as "Parties".

                                   WITNESSETH:

     WHEREAS, Bonneville Power Administration ("Bonneville") and Columbia Aluminum (Customer), on September 3, 1991, entered into Contract No. DE-MS79-8 IBP903 52, (which as the same may be amended or replaced is hereinafter referred to as Power Sales Contract); and

     WHEREAS, Bonneville is, or intends to become, a party to the Westwide Regional Transmission Association ("RTA") and the Northwest RTA which implements portions of the National Energy Policy Act of 1992 (EPA 92).

     WHEREAS, Bonneville is willing to offer transmission services to the Direct Service Industrial Customers which are comparable to the services that its Utility Customers receive under EPA 92 and the Northwest RTA.

     WHEREAS, Bonneville is authorized pursuant to law to dispose of electric power and energy generated at various Federal hydroelectric projects in the Pacific Northwest or acquired from other resources, to construct and operate transmission facilities, to provide transmission and other services, and to enter into agreements to carry out such authority;

     NOW, THEREFORE, the Parties hereto mutually agree as follows:

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1.   TERM OF AGREEMENT

     (a) This Agreement shall be effective at 2400 hours on the date of execution (Effective Date) and shall continue in effect until 2400 hours on the fifth anniversary of the Effective Date; provided, however, that power transactions to which the Waiver and Release between the parties applies, signed by Bonneville on March 15, 1995, may continue to be transmitted under this Agreement until June 30, 2001.

     (b) Under expiration of this Agreement, and subject to the outcome of National Environmental Policy Act review, Bonneville will offer to extend transmission services provided hereunder, of the same quality as, and on rates, terms and conditions consistent with, those offered to entities with the right to request wheeling service under section 211 of the Federal Power Act.

2.       DEFINITION AND EXPLANATION OF TERMS

     (a) "Agency" means the Federal Energy Regulatory Commission or its successor.

     (b) "Available Transmission Capacity" and all other terms defined in Exhibit E are incorporated into this section as if set out herein.

     (c) "Customer Facilities" means the Customer's production facility served by Bonneville under its Power Sales Contract as of the Effective Date of this Agreement.

     (d) "Contract Demand" means the number of megawatts specified as the Customer's Contract Demand, as of the Effective Date of this Agreement, in subsection 5(a) of its Power Sales Contract plus the megawatts for transmission losses associated with such Contract Demand; provided, that for purposes of this Agreement, upon

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          Customer's request and pursuant to subsection 5(d) of the Power Sales
          Contract, the Customer's Contract Demand shall be changed to reflect the maximum allowable Contract Demand to which Customer would have been entitled under subsection 5(d), Technological Allowances of the Power Sales Contract if the Customer's Power Sales Contract (and all other companies' power sales contracts) were in effect as of the date of Customer's request; provided further, that for purposes of this Agreement, Customer's Contract Demand shall not be reduced by any termination under section 2 of the Power Sales Contract.

     (e) "Eastern Intertie" means the transmission facilities consisting of the Townsend-Garrison double-circuit 500 kV transmission line segment including related terminals at Garrison.

     (f) "Electric Power" or "power" means electric peaking capacity, expressed in kilowatts, or electric energy, expressed in kilowatt hours, or both.

     (g) "FCRTS" or "Federal Columbia River Transmission System" means the transmission facilities of the Federal Columbia River Power System, which include all transmission facilities owned by the Government and operated by Bonneville, and other facilities over which Bonneville has obtained transmission rights, excluding the Southern Intertie, the Northern Intertie and the Eastern Intertie, provided, that the FCRTS shall include any intertie if the costs associated with such intertie are rolled-into the IR-93 transmission rate or its successor.

     (h) "Northern Intertie" means the transmission facilities consisting of two 500 kV lines between Custer Substation and the United States-Canadian boarder, one 500 kV line between Custer and Monroe Substations, and two 230 kV lines from Boundary Substation to the United States-Canadian border, and the associated substation facilities.

     (i) "Points of Delivery" or "POD" means the points, named in the Transmission Parameters Exhibit, where Electric Power may be made available to the Customer hereunder.

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     (j)  "Points of Integration" or "POI" means:

          (1) the point or points requested by the Customer and listed in the Transmission Parameters Exhibit, where Electric Power from the Customer's Resources shall be integrated into the FCRTS hereunder; or

          (2) the points mutually agreed upon by the Parties hereto where Electric Power from other Resources may be made available to Bonneville for nonfirm transmission to the Customer's Points of Delivery. If requested, the Resources to be integrated at each Point of Integration shall be identified.

     (k)  "Resource" means:

          (1) any of the Customer's generating or contractual resources listed in the Transmission Parameters Exhibit requiring firm transmission services on the FCRTS; and

          (2) any resource for which nonfirm transmission service is requested and which is made available to Bonneville at mutually agreed upon Points of Integration on the FCRTS; and

          (3) any other resource not listed in the Transmission Parameters Exhibit, but which is used to supply back-up for a listed resource.

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     (l)  "Southern Intertie" means the following facilities: two 500 kV transmission lines extending from John Day Substation to the Malin Substation and to the California-Oregon border; portions of John Day, Grizzly, and Malin Substations and the Sand Springs, Fort Rock, and Sycan Compensation Stations; a portion of the Buckley-Summer Lake 500 kV transmission line and associated substations; portions of the Buckley-Marion and Marion-Alvey 500 kV transmission lines and associated facilities; a portion of Bonneville's capacity rights in the Summer Lake-Malin 500 kV transmission line; Bonneville's rights in the Meridian-Malin 500 kV transmission line and Bonneville's share of ownership of the Alvey-Meridian 500 kV transmission line; Captain Jack Substation; the 500 kV transmission fine from Captain Jack Substation to the California-Oregon border; the DC transmission line between the Celilo Converter Station in The Dalles, Oregon, and the Nevada-Oregon Border; and any modifications, additions, improvements, or other alterations thereto.

     (m) "Total Power Wheeled" for each hour means the sum of the Electric Power scheduled hereunder on such hour to Bonneville, including but not restricted to Electric Power scheduled pursuant to the provisions of section 7 hereof, at all points on the FCRTS where Bonneville accepts such Electric Power from the Customer or Customer's Supplier(s) for transmission hereunder to the Customer's Points of Delivery.

     (n) "Transmission Demand" at a Point of Integration means the maximum firm transmission capacity which Bonneville shall be obligated to have available at each Point of Integration for the purpose of integrating Electric Power from a Resource specified in the Transmission Parameters Exhibit for the Customer hereunder. The level of the Transmission Demand shall be based on the hourly peak capability of the Customer's Resource to be integrated hereunder at such Point of Integration. The sum of the Customer's Transmission Demands (Total

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          Transmission Demand) is specified in the Transmission Parameters
          Exhibit.

     (o) "Use-of-Facilities Charge" means the charges, if any, specified in the Transmission Parameters Exhibit, applicable to Points of Integration and Points of Delivery for the purpose of recovering the cost of identifiable facilities provided by Bonneville for the Customer's use. Such charges and their application shall be consistent with the Use-of-Facilities Transmission Rate Schedule, contained in the Transmission Rate Schedules and General Transmission Rate Schedule Provisions Exhibit, and shall also be consistent with Bonneville's Customer Service Policy.

     (p) "Utility Customers" means public agency or investor-owned utility customers of Bonneville.

     (q) "Workday" for the purpose of power scheduling means a day which the Parties hereto jointly observe as a regular workday.

3.   EXHIBITS; INTERPRETATIONS

     The rights and obligations of the Parties with respect to provisions hereunder shall be subject to and governed only by this Agreement, including Exhibits A through F (Exhibits) attached hereto and by this reference made a part of this Agreement. The provisions of section 38 of the General Wheeling Provisions [GWP Form-4R] require a minimum notice prior to a Rate Adjustment Date. If the rates are disapproved or conditions are placed on them by the Agency authorized to approve Bonneville's transmission rates, Bonneville shall not be required to give the minimum notice prior to resubmitting the rates to the Agency or implementing the Agency approved rates. The headings used in this Agreement are for convenient reference only, and shall not affect the interpretation of this Agreement. The Customer shall be the "Transferee" and Bonneville shall be the "Transferor" referred to in the General Wheeling Provisions Exhibit.

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4.   DESIGNATION OF TRANSMISSION DEMAND

     Unless otherwise agreed and for delivery of power and energy to Customer's production facilities for consumption up to Customer Contract Demand, Bonneville shall provide a maximum Total Transmission Demand to Customer equal to Customer's Contract Demand minus the minimum annual contract demand associated with expected purchases of federal power, as determined by the Customer; provided, however, that Customer's requests for service meet the requirements of this Agreement. (For purposes of this section 4, "expected purchases of federal power" shall include only purchases of one-year or more.) Bonneville shall make available to Customer the Transmission Demand requested by Customer at the requested POI if Bonneville has (or can acquire through construction of new facilities or otherwise) Available Transmission Capacity to provide the requested service.

5.   TRANSMISSION OF ELECTRIC POWER

     (a) During each hour of the term hereof, the Customer shall make available or arrange to have made available to Bonneville at the Point(s) of Integration, the Total Power Wheeled; and Bonneville shall for each such hour make an amount of Electric Power equal to the Total Power Wheeled available to the Customer at the Point(s) of Delivery, subject to the conditions in paragraphs (a)(1) through (a)(3) below.

          (1) Bonneville may, but shall not be obligated to, integrate amounts of Electric Power on any hour which exceed the Total Transmission Demand.

          (2) Bonneville may, but shall not be obligated to, integrate at a Point of Integration on any hour, amounts of Electric Power which exceed the Transmission Demand at such Point of Integration.

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          (3)  Bonneville may, but shall not be obligated to, integrate Electric
               Power from Resources other than Resources listed in the Customer's Transmission Parameters Exhibit, provided that the Points of Integration for such Electric Power have been mutually agreed upon; provided however, any such integration of power, to the extent that the Total Transmission Demand is not exceeded, shall be provided, in accordance, with the Integration of Resources Transmission Rate Schedule. The Energy Transmission
               Rate Schedule shall not be applicable to integration of power from Resources to the extent such integration does not exceed the Total Transmission Demand.

     (b) If, for any hour, the Customer determines that it has Electric Power available for nonfirm transmission over the FCRTS, the Customer may request nonfirm transmission service from Bonneville. If Bonneville has Available Transmission Capacity to provide the requested service, then Bonneville will provide transmission service for such excess Electric Power as a separately identified part of its schedule pursuant to section T. Charges for such transmission, if in excess of Total Transmission Demand, shall be applied in accordance with the Energy Transmission rate schedule, or its successor, attached hereto as part of Exhibit A. At its discretion, Bonneville may provide such nonfirm transmission service notwithstanding section 4.

          (1) The option to schedule Electric Power as nonfirm transmission service shall not be used to avoid having a Total Transmission Demand which reasonably reflects Transmission Demand for each Resource and the combined peak demand for wheeling which the Customer regularly places on Bonneville. Bonneville shall have the right to refuse to provide service on a nonfirm basis if it determines that the Transmission Demand at a Point of Integration should be increased or the Total Transmission

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               Demand should be increased.

          (2) Any transaction using the FCRTS which is exempt from wheeling charges or loss assessment at the time of actual transmission, such as qualifying transactions under the Coordination Agreement (Contract No. 14-03-48221), and which is subsequently converted to a sale to an entity other than Bonneville, shall be retroactively billed as nonfirm transmission service and shall be assessed losses unless such conversion is allowed or provided for under another agreement to which Bonneville is a party. Such qualifying transactions shall not be subject to paragraph (b)(3) below.

          (3) Except as provided in subsection 5(b) for nonfirm transmission, amounts of Electric Power wheeled hereunder which exceed the Transmission Demand shall be billed under the ratchet provision of section 6, and/or an appropriate Bonneville rate for transmission without prior agreement.

     (c) To compensate Bonneville for losses incurred in providing services hereunder, the Customer shall make available to Bonneville at the Customer's Points of Delivery, unless otherwise mutually agreed between the Parties, on the current hour, the amounts of Electric Power determined pursuant to the Transmission Loss Factors Exhibit for service performed pursuant to subsections (a) and (b) above; provided, however, that if mutually agreed, losses due to wheeling over designated facilities shall be purchased from Bonneville and deemed to be delivered to Bonneville by the Customer instead of being made available with scheduled energy.

     (d) Bonneville shall, if requested by the Customer and if it is within Bonneville's capability to do so without adversely affecting its other obligations, make replacement Electric Power available to the Customer hereunder, without additional cost to the Customer except as provided in this subsection, if Electric

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          Power to be made available to Bonneville pursuant to subsection (a)
          above cannot be made available solely because of suspension or interruption of, or interference with, the operation of the FCRTS. The Customer shall, at Bonneville's option:

          (1) reimburse Bonneville for any cost or loss of revenue incurred in making such replacement Electric Power available;

          (2) replace all or a portion of such replacement Electric Power with the Customer's Electric Power at a time agreed upon by the Parties prior to delivery; or

          (3) reimburse and replace pursuant to paragraphs (1) and (2) above in amounts determined by Bonneville which in total are equivalent in value to the replacement Electric Power delivered to the Utility pursuant to this subsection.

               The method to replace or reimburse shall be specified by Bonneville at the time of the Customer's request for replacement Electric Power.

     (e) The Customer shall not use rights obtained under this Agreement to provide transmission services for another entity.

6.   PAYMENT BY THE CUSTOMER

     As compensation for services provided hereunder, the Customer shall pay Bonneville each month during the term hereof, amounts determined as provided in this section and in accordance with the Transmission Parameters Exhibit and the Transmission Rate Schedules and General Transmission Rate Schedule Provisions Exhibit. Any ratchet

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     demand that may occur as determined by Bonneville pursuant to the
     Transmission Rate Schedules and General Transmission Rate Schedule Provisions, does not constitute an increase in any Transmission Demand approved by Bonneville and any continued service at such level will depend on the availability of facilities as determined by Bonneville. Any changes in Transmission Demands must be requested in accordance with section 10.

     (a) For integration of Electric Power pursuant to subsection 5(a), the Customer shall pay Bonneville in accordance with the appropriate rate schedules for integration of resources, use-of-facilities, and other transmission services.

     (b) For nonfirm transmission of Electric Power pursuant to subsection 5(b), the Customer shall pay Bonneville the rate specified in the current rate schedule for nonfirm transmission applicable to the facilities being used.

     (c) If granted a Transmission Demand at a POI, Customer may, pursuant to the other provisions of this Agreement, reserve such Transmission Demand prior to actual use by paying Bonneville a deposit. Such deposit will be determined by Bonneville in a manner comparable to that applied to its Utility Customers.

7.   POWER SCHEDULING

     The Customer shall submit or arrange to have submitted to Bonneville by 1000 hours (Pacific Time) of each Workday:

     (a) for Resources requiring transmission herein to which the Customer has generation control:

          (1) a retroactive report of the Electric Power supplied to Bonneville for each hour of the previous day or days; and

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          (2)  at Bonneville's request, estimated amounts of Electric Power as specified in paragraph (1) above for each hour of the following day or days;

     (b) for Resources requiring transmission herein to which the Customer does not have generation control:

          (1) at Bonneville's request, a schedule in advance of Electric Power to be supplied to Bonneville for each hour of the following day or days; and

          (2) if the resource is within Bonneville's control area, a retroactive report of the Electric Power supplied by each Resource as made available to Bonneville for each hour of the previous day or days;

     (c) a retroactive report of the hourly amounts of Electric Power which the Customer made available to Bonneville for nonfirm transmission pursuant to subsection 5(b); provided, however, that if requested by Bonneville, the Customer shall submit estimated amounts of Electric Power to be made available for nonfirm transmission and indicate the Point of Integration where such Electric Power will be made available.

8.   REACTIVE POWER

     It is the intent of the Parties hereto that the voltage level at the Points of Integration and the Points of Delivery be controlled in accordance with prudent utility operating practice. The Parties hereto shall jointly plan and operate their systems so as not to place an undue burden on the other party to supply or absorb reactive power accompanying or resulting from deliveries hereunder.

9.   REVISION OF EXHIBITS

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     (a)  The rate schedules included in the Transmission Rate Schedules and
          General Transmission Rate Schedule Provisions Exhibit 5 10 shall be replaced by successor rate schedules in accordance with the provisions of section 7(i) of the Pacific Northwest Power Act and Agency rules. The unit rate or rates in such successor rate schedules shall be a non-mileage based rate which shall only reflect the distances between POI's and POD's if a short distance discount factor has been agreed upon by the Parties.

     (b) Bonneville shall annually review the Transmission Loss Factors Exhibit and shall revise such exhibit as appropriate to incorporate values which represent then current FCRTS operating conditions or to incorporate any value, used in such exhibit to calculate the losses, which has -changed due to a change in methodology. Any changes to the loss methodology or formula, other than numerical values, shall only be made after consultation with the Customer. Bonneville shall prepare a new Transmission Loss Factors Exhibit incorporating any revision and the revised exhibit shall become effective as of the date specified therein.

     (c) If Bonneville determines that the Use-of-Facilities Charges specified in the Transmission Parameters Exhibit or any other charges, subsequent charges, or factors used in calculating any charges specified in this Agreement must be changed pursuant to sections 19 or 38 of the General Wheeling Provisions Exhibit, it shall prepare a new Transmission Parameters Exhibit or other affected exhibit incorporating such revised charges and parameters. Such new exhibits shall be substituted for the exhibits then in effect and shall become effective as of the date specified therein.

10. ADDITION OR DELETION OF POINTS OF INTEGRATION AND POINTS OF DELIVERY AND CHANGES IN TRANSMISSION DEMANDS

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     SDB PAS

     (a) Subject to section 4, Points of Integration and Points of Delivery may be added and Transmission Demands may be increased, subject to Bonneville's determination of Available Transmission Capacity, upon 3-months' prior written notice to Bonneville, but no more frequently than once in any 12-month period for any individual point or Transmission Demand. Such changes shall be effective for the remaining term of this Agreement unless otherwise indicated in the appropriate exhibits hereto, or changed pursuant to the provisions hereof.

     (b) Points of Integration and Points of Delivery may be deleted and Transmission Demands may be reduced subject to the provisions of paragraphs (b)(1) through (b)(6) below.

          (1) Transmission Demands for individual Points of Integration may be reduced no more frequently than once in any 12-month period for any Point of Integration, subject to the provisions of paragraph
               (b)(4) below and the notice requirements of paragraph (b)(5) below and only:

               (A) to the extent that, pursuant to the provisions of agreements between the Customer and the owner of a Resource designated in the Transmission Parameters Exhibit as being integrated at such Point of Integration, the Resource owner withdraws all or a portion of the Customer's share of the Resource output;

               (B) to the extent that the Customer assigns all or a portion of its share of the Resource output;

               (C) to the extent of a permanent partial or total reduction in the Customer's entitlement to a share of the capability of the Resource;

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               (D)  to the extent of the destruction, abandonment, or sale of a
                    Resource integrated at such Point of Integration; or

               (E) to the extent of the discontinuation of operation of a Resource under a final order of a public official having authority to issue such order.

          (2) A Point of Integration may be deleted, upon 3-months' prior written notice to Bonneville, subject to paragraph (b)(4) below, but only after its Transmission Demand has been reduced to zero pursuant to paragraph (b)(1) above.

          (3) A Point of Delivery may be deleted, subject to mutual agreement of the Parties hereto and to paragraph (b)(4) below, upon 3-months' prior written notice to Bonneville.

          (4) A reduction of a Transmission Demand or the deletion of a Point of Integration or a Point of Delivery shall not decrease the Customer's obligation to pay, for the duration of this Agreement, the Use-of-Facility Charges specified in the Transmission Parameters Exhibit, except to the extent that another customer of Bonneville obligates itself to make such payments to Bonneville for the remainder of the duration of this Agreement; provided, however, that upon mutual agreement, the Parties may negotiate a termination charge in lieu of continued periodic payment of Use-of-Facility Charges for the duration of this Agreement.

          (5) The Customer shall provide Bonneville 3 years' written notice of any decrease in Transmission Demand, except as follows:

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               (A)  the Customer shall provide 3 months' written notice of a decrease in Transmission Demand if there is an equal increase in Transmission Demand by another customer at the same Point of Integration resulting from the sale or assignment of the Resource and involving no loss of revenue to Bonneville; or

               (B) the Customer shall provide written notice as soon as possible if such decrease is due to involuntary loss of a Resource, or discontinuation of operation of a Resource under a final order of a public official having authority to issue such order.

               (C) When changes are made pursuant to this section, Bonneville shall incorporate such changes in a new Transmission Parameters Exhibit as soon as practicable.

          (6) Notwithstanding any other provision but subject to paragraph 10(b)(4), if Customer increases its purchases of federal power Customer shall be entitled to reduce its Transmission Demand at any POI(s) in an amount equal to such increase effective on the date that such increase in federal service occurs; provided, that Customer shall not be entitled, without Bonneville's consent, to a Total Transmission Demand in excess of the amount allowed by section 4.

SDB
PAS

     (c) Notwithstanding any other provision, Customer may request a seasonal POI and an associated seasonal Transmission Demand at the POL Bonneville will respond to such request under the procedures and standards of Exhibit E.

11.  OPTION TO CONVERT SERVICE

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     Customer may convert services under this Agreement to other transmission services that Bonneville offers pursuant to the same policies which apply to Bonneville's Utility Customers; provided that, subject to subsection 12(b), the provisions of Exhibit E shall continue to apply to any alternative transmission services.

12.  REQUESTS AND DISPUTES

     (a) The Customer may request additional transmission services to be provided under other agreements as provided in Exhibit E and, subject to the conditions and limitations therein, Bonneville's shall provide such services.

     (b) Unless otherwise expressly provided, requests and disputes regarding requests for service (including requests for additional or deleted PODs or POIs and for increased or decreased Transmission Demand) and disputes under this Agreement shall be governed by Exhibit E; provided, that, if Bonneville's membership in both the Western Regional Transmission Association and the Northwest Regional Transmission Association terminates, Exhibit E shall only be used for disputes regarding IR services under this Agreement and shall terminate for all other purposes; provided, that requests for other services pending as of the date of Bonneville's termination of membership shall continue to be governed by Exhibit E; provided, that if Bonneville joins a successor organization to either the Westwide or Northwest RTA, or any new organization to implement Bonneville's obligations under sections 211 and 212 of the 1992 Natural Energy Policy Act, then Exhibit E (as modified if necessary to provide comparable services to those provided under such successor or new organization) shall continue to apply to all requests for services by Customer under this Agreement.

13.  POWER SALES CONTRACT

     This Agreement does not modify the current Power Sales Contract between Bonneville

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     and the Customer.

14.  PRIORITY

     Customer shall have the same priority to Available Transmission Capacity for service under this Agreement as transmission service to other non-federal regional loads. To the extent Bonneville does not have adequate Available Transmission Capacity to meet a Customer's request, Customer shall have the same priority to Incremental Facilities for service under this Agreement as transmission service to other non-federal regional loads.

15.  ASSIGNMENT

     With Bonneville's consent, which shall not be unreasonably withheld, Customer may assign this Agreement or services under this Agreement (e.g., PODs, POIs, and the associated Transmission Demands) to third Parties; provided, that the Transmission Service provided under this Agreement to such third party shall still serve, directly or indirectly, Customer's Facilities.

16.  STABILITY RESERVES

     The Customer shall provide Stability Reserves up to the Transmission Demand for transmission services provided pursuant to this Agreement as provided herein.

     (a)  Definitions:

          (1) "Event" is a system condition that results in the need for Stability Reserves. The beginning of an event shall be identified by a transfer trip or other signal from Bonneville to the Customer restricting delivery of energy under this Agreement. The end of the Event shall be identified by the Bonneville dispatcher's notification to Customer that transmission of

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               all energy to which Customer is entitled under this Agreement has been restored or notice to the Customer that service to the Customer's load will continue to be fully or partially restricted for reasons other than Bonneville Stability Reserves rights under this Agreement. Notwithstanding the foregoing, the Event will end (subject to reinstatement as provided herein) when an undervoltage or underfrequency load shedding signal is received by the Customer and, if such undervoltage or underfrequency load shedding signal is received by Customer prior to Event Minute 3, then the entire Event shall be deemed an event of force majeure.

               The Event shall be reinstated and continue as follows:

               (i) if the Event Duration was 5 Event Minutes or less, then the Event shall be reinstated if Bonneville restricts deliveries to Customer pursuant to its Stability Reserve rights within 2 hours or less of the last Event Minute;

               (ii) if the Event Duration was more than 5 Event Minutes but not more than 15 Event Minutes, then the Event shall be reinstated if Bonneville restricts deliveries to Customer pursuant to its Stability Reserve rights within 4 hours or less of the last Event Minute;

               (iii) if the Event Duration was more than 15 Event Minutes but not more than 22 Event Minutes, then the Event shall be reinstated if Bonneville restricts deliveries to Customer pursuant to its Stability Reserve rights within 6 hours or less of the last Event Minute;

               (iv) if the Event Duration was more than 22 Event Minutes, then the Event shall be reinstated if Bonneville restricts deliveries to Customer pursuant to its Stability Reserve rights within 8 hours or less of the last Event Minute.

          (2) "Event Duration" shall be the total cumulative Event Minutes of the Event.

          (3) "Event Minute" shall be the minutes of restriction (or any portion thereof) during an Event. If Bonneville restricts less than its full entitlement in any Event Minute, then for purposes of defining the Event, the Event Minutes and Event Duration, Bonneville shall be deemed to have restricted the entire amount of energy wheeled under this Agreement.

          (4) "Material Plant Damage" shall be the inability to resume electrolysis in one or more pots without rebuilding or substantially repairing such pot(s).

          (5) "Stability Reserves" are those reserves, provided by the Customer under this Agreement, that are necessary to ensure the stability of the Federal Columbia River Transmission System against losses of transmission facilities pursuant to the schemes in Exhibit F or any additional scheme(s) adopted pursuant to section 16(h) herein. Stability Reserves provided under this Agreement shall not include, without limitation: (1) stability reserves provided by the Customer in the Power Sales Contract; or (2) operating reserves or forced outage reserves that Bonneville has acquired under the Power Sales Contract or under other agreements.

     (b) Amount of Stability Reserves. When necessary to provide Stability Reserves, Bonneville may restrict deliveries of energy wheeled under this Agreement to the Customer's aluminum smelter load (which shall not include wheel turning loads) pursuant to the schemes listed in Exhibit F and to Customer's other loads under any additional or extended scheme(s) adopted pursuant to subsection 16(h), for Stability Reserves in the following manner:

          (1) up to 100 percent of Customer's energy subject to restriction under this Agreement for a period of up to 30 Event Minutes per Event;

          (2) provided, that Bonneville shall have the sole right to determine whether to restrict all or part of Customer's energy subject to restriction hereunder, when an Event occurs.

          For accounting purposes, Customer's wheeling turning load shall be deemed to be served by all of Customer's energy suppliers (whether the sale is made directly to Customer at its production facility or whether the sale is made at a remote point and the energy is wheeled to Customer's production facility), in proportion to the total annual amounts of energy purchased from each such supplier; provided, that if the wheel turning load is served exclusively by a supplier other than Bonneville who contracted specifically to provide such wheel turning service, such wheel turning load shall be excluded from the allocation.

          Notwithstanding any other provision of this Agreement, Bonneville shall use its best efforts to end an Event as soon as possible and Customer agrees to cooperate in development of mechanisms that will enhance Bonneville's ability to notify Customer of the end of an Event.

          Notwithstanding any other provision of this Agreement, including the breach and damages provisions, Bonneville shall have no contractual right under this Agreement which would cause Customer to incur Material Plant Damages: provided, Bonneville shall not be liable for equitable relief or damages for such Material Plant Damage occurring within 45 Event Minutes or less of an Event pursuant to a Stability Reserve scheme listed in Exhibit F or adopted pursuant to subsection 16(h).

     (c)  Compensation for Stability Reserves.

          (1) For the right to restrict and for any restrictions provided pursuant to subsection (b) for the schemes listed in Exhibit F, Bonneville shall pay the Customer a "Reservation Fee" and a "Use Fee":

               The Reservation Fee shall be $0.20 per kilowatt-year for Customer's entire Transmission Demand.

               The Use Fee shall be 50 mills/kWh of restricted energy during Event Minutes 1 through 15 (or any portion thereof) of an Event; and, 100 mills/kWh of restricted energy during the Event Minutes 16 through 30 (or any portion thereof) of an Event.

          (2) If the Customer's load is not connected to a scheme specified in Exhibit F or additional or extended scheme adopted pursuant to subsection 16(h), Bonneville shall have no obligation to pay for Stability Reserves.

          (3) The charges specified in this subsection shall not have any precedential effect for the purpose of determining reasonable stability reserve compensation under other agreements or for determining reasonable Stability Reserve compensation for additional or extended scheme(s) adopted pursuant to subsection 16(h) herein. Neither Party shall introduce as evidence of reasonable compensation this Agreement or anything herein related to the compensation for stability reserves in Bonneville's rate cases or similar forums or in a proceeding under subsection 16(h) herein.

          (4) Bonneville's payment obligation hereunder shall not include payment for restrictions under events of force majeure or under rights provided by other agreements. Such restrictions include those restrictions associated with force majeure which cause undervoltage and underfrequency load shedding, future similar schemes of last resort, and outages of transmission facilities required for service hereunder.

     (d) Liquidated Damage. The Parties acknowledge that restrictions beyond that allowed by this Agreement may result in damage to and lost production by Customer's aluminum reduction facilities prior to Material Plant Damage which is difficult to quantify. If the Event Duration exceeds 30 Event Minutes, then Bonneville shall be liable to Customer as follows:

          (i) 200 mills/kWh of restricted energy during Event Minutes 31 through 45 (or portion thereof) of an Event;

          (ii) 400 mills/kWh of restricted energy during Event Minutes (or portion thereof), after Event Minute 45 of an Event;

          (iii) provided, that in lieu of (ii) and at Customer's option, if the Event Duration exceeds 45 Event Minutes, and Customer incurs, in its determination, Material Plant Damage as a direct result of the restriction, then as to the portion of its production facilities that suffers Material Plan Damage, Bonneville and Customer agree that these damages can be reasonably quantified and, therefore, for that portion of its production facilities, Customer may recover actual damages (excluding only lost production and lost profits) pursuant to subsection 16(e) herein; but such actual damages shall not exceed $30 per kW of plant production facilities suffering Material Plant Damage. The liquidated damages charges in (i) and (ii), above, shall continue to apply to that portion of Customer's load which does not suffer Material Plant Damage. For purposes of this calculation, the Material Plant Damage shall be deemed to occur at the beginning of Event Minute 46.

          (e) Arbitration. Notwithstanding any other provision of this Agreement, Bonneville agrees to arbitrate any issue arising under this section 16 to the full extent allowed under then-existing law, utilizing the procedures and standards in Exhibit E applicable to non-rate issues. The Arbitrator shall apply federal common law to determine the amount of such damages and, if Bonneville alleges any intervening events, to rule on such allegation and, if necessary, to determine Bonneville's relative share of such damages.

          (f) Storage. During a period of restriction under subsection 16(b), during any further restriction of deliveries in breach of this Agreement, and during the period of Customer's inability to take delivery due to such breach, all of Customer's energy scheduled and delivered to Bonneville under this Agreement shall be deemed stored, at no charge, and shall not be spilled. Subject to transmission availability, Bonneville shall deliver such energy on demand to Customer's facilities or to another entity for resale at no charge other than the transmission charge provided herein. The Customer shall take from storage all such energy prior to purchasing any additional energy required to recover from the Event. If the Customer does not take the energy from storage within 48 hours of the end of the Event, Bonneville's obligation to return such energy shall terminate.

          (g) Confidentiality. The Parties agree that all material related to plant technology, plant operations or to proving damages which is submitted by the Customer to Bonneville, the arbitrator or any other party in any proceeding under section 16 of this Agreement is confidential. The Parties shall jointly request a protective order from the arbitrator: (i) preserving the confidentiality of such material; (ii) limiting its use to such proceeding; and
               (iii) requiring its return to Customer at the conclusion of the proceeding. Bonneville agrees not to voluntarily disclose any such information outside of the agency and agrees to restrict access to and use of such information to employees necessary to and for purposes associated only with the conduct of such proceeding.

          (h) Additional Stability Reserve Schemes. To the extent Bonneville determines: (a) the need for additional Stability Reserve scheme(s) not listed in Exhibit F that would restrict, at a frequency and duration similar to the scheme listed in Exhibit F, the energy subject to restriction under this Agreement, (b) the need to apply Stability Reserve schemes listed in Exhibit F and additional Stability Reserve scheme(s) to energy wheeled u rider this Agreement to non-aluminum DSIs, or (c) the need for modifications to the elements of schemes fisted in Exhibit F that would significantly change the expected frequency or duration of restrictions, then:

               (1) Bonneville shall consult with Customer on the need for, operational characteristics as they affect Customer of, and compensation for such scheme(s), and;

               (2) Bonneville shall consider alternative methods and costs, including purchases from non-DSIs, for obtaining such additional reserves.

               Customer agrees to cooperate in the development of such scheme(s) and shall not unreasonably withhold its consent to implementation of such scheme(s).

          (i) Make-Up Transmission. When an Event ends, Bonneville shall permit, subject to Available Transmission Capacity, without additional demand or unauthorized, increase charges, short-term, non-recurring demand overruns of the Customer's Transmission Demand.

          (j) Annual Adjustments after October 1, 1995. Subsequent to October 1, 1995, on the effective date of any IP Premium or successor rate adjustment thereafter, the fees and charges (SRCx) identified in 16(c) and 16(d) shall be adjusted as follows:

                        SRCX       =       SRC base *IP-New
                                                     ------
                                                     IP-93

               where    SRCX       =       Each of the stability reserve fees
                                           identified in 16(c) and charges
                                           identified in 16(d), as adjusted
                                           hereunder, to be effective on the
                                           effective date of any IP or successor
                                           rate adjustment on or after October
                                           1, 1995.

                        SRC Base   =       The stability reserve fees as
                                           specified in 16(c) and the changes as
                                           specified in 16(d).

                        IP-New     =       Each newly adjusted average IP
                                           Premium rate or successor rate
                                           effective after October 1, 1995, in
                                           mills per kWh. Such IP Premium or
                                           successor rate shall be calculated at
                                           a load factor of 90 percent, and
                                           assuming a uniform demand in all
                                           months. If there is more than one IP
                                           Premium or successor rate, the
                                           average shall be determined by a
                                           weighting based on forecasted sales
                                           in the relevant rate case.

                        IP-93      =       The average IP Premium rate in effect
                                           on October 1, 1993, in mills per kWh.
                                           Such average IP Premium rate shall be
                                           calculated
                                           at a load factor of 90 percent, and
                                           assuming a uniform demand in all
                                           months. If there is more than one IP
                                           or successor rate, the average shall
                                           be determined by a weighting based on
                                           forecasted sales in the relevant rate
                                           case.

17.  POWER SERVICES

     As a condition for providing service under this Agreement:

    (a) If Customer's Resource is located in Bonneville's load control area, then Customer shall enter into an agreement with Bonneville for the purchase of the power services necessary for operation of the Resource consistent with the standards of the North American Electric Reliability Council, the Western Systems Coordinating Council, and the Northwest Power Pool or, at Customer's option, demonstrate to Bonneville that it has purchased or otherwise provided such power services.

    (b) If the portion of Customer's load to which energy is wheeled under this Agreement is located in Bonneville's load control area, then Customer shall enter into an agreement with Bonneville for the purchase of the power services necessary for reliable service to such load consistent with the standards of the North American Electric Reliability Council, the Western Systems Coordinating Council, and the Northwest Power Pool or, at Customer's option, demonstrate to Bonneville that it has purchased or otherwise provided such power services.

    (c) Such power services may include, but shall not be limited to, control area services, scheduling services, energy shaping services, energy regulation services, station service, start-up power, Resource back-up services, and replacement power.

18.  NO THIRD PARTY BENEFICIARIES

     This Agreement creates rights and obligations only between the Parties hereto. The Parties hereto expressly do not intend to create any obligation or promise of performance to any other third person or entity nor have the Parties conferred any right or remedy upon any third person or entity other than the Parties hereto, their respective successors and assigns to enforce this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement in several counterparts.

                                          UNITED STATES OF AMERICA
                                          Department of Energy
                                          Bonneville Power Administration

                                          By: /s/ SYDNEY D. BERWAGER
                                          Name: _______________________
                                                   (Print/Type)
                                          Title:   Account Executive
                                                   ----------------------------
                                          Date:    April 7, 1995
                                                   ----------------------------

COLUMBIA ALUMINUM

By: /s/ KENNETH D. PETERSON, JR.
Name: ____________________________
(Print/Type)
Title:   President
         -------------------------
Date:    May 4, 1995
         -------------------------

                                                 Exhibit A
                                                 Contract No. DE-MS79-95BP94762
                                                 COLUMBIA ALUMINUM


                         TRANSMISSION RATE SCHEDULES AND
                  GENERAL TRANSMISSION RATE SCHEDULE PROVISIONS
                  ---------------------------------------------

                                                 Exhibit B
                                                 Contract No. DE-MS79-95BP94762
                                                 COLUMBIA ALUMINUM

                           GENERAL WHEELING PROVISIONS
                           ---------------------------

                                                 Exhibit C
                                                 Contract No. DE-MS79-95BP94762
                                                 COLUMBIA ALUMINUM

                             TRANSMISSION PARAMETERS

A.   Points of Integration, Transmission Demands, and Resources.


        Point of Integration        Transmission Demand    Resource(s) to be
           (voltage)                      (kW)                 Integrated

1. Name of Substation(_____ kV)           _____                   _____

2. Name of Substation (_____ kV)          _____                   _____

   Total Transmission Demand              _____

     If Customer requests transmission service for a new Resource, which is a replacement for a Resource listed in Exhibit C, at the same Point of Integration and with the same or less associated Transmission Demand, and Bonneville determines that such replacement Resource can be integrated at such Point of Integration, Bonneville shall allow substitution of such replacement Resource in this Exhibit C. The Resource term shall include any purchase option periods.

B.   Points of Delivery and Use-of-Facilities Charges.

        Points of Delivery                          Use-of-Facilities Charges

        [Customer Facilities Locations]


        Points of Delivery for Station Service Only Unless Otherwise Noted1

-----------------

1 Upon Bonneville's request, the Customer shall provide evidence of the obligation to provide service and the amounts and conditions of such obligation.

C.   Description of Points of Integration and Points of Delivery.

     These are definitions only. Designations of these points as either Points of Integration or Points of Delivery are in Part A or Part B of this Exhibit.

     1.   ENTER NAME:

          Location:

          Voltage:  _____ kV

          Metering:

     2.   ENTER NAME:

          Location:

          Voltage: _____ kV

          Metering:

     3.   ENTER NAME

          Location:

          Voltage: _____ kV

          Metering:

                                                      Exhibit C, Page ___ of ___
                                                Service Agreement No. MS96-96109
                                                     Goldendale Aluminum Company
                                                      Effective on 2400 hours on
                                                              September 30, 1996

                                                        1.   TERM OF TRANSACTION
     Start Date: September 30, 1996, at 2400 hours.
     Termination Date: September 30, 2001, at 2400 hours.

2. Maximum amount of capacity and/or energy to be transmitted at each Point of Interconnection and Point of Delivery (Total of which is not to exceed the Total Transmission Demand as described in the Section 4 of the Transmission Customer's IR Contract):

     See Section 6 below.

3.   DELIVERING PARTY/RESOURCE
     PanEnergy

4.   RECEIVING PARTY
     Goldendale Aluminum Company

5.   SUMMARY OF POINTS OF INTERCONNECTION AND POINTS OF DELIVERY

                               10/1/96 - 12/31/96


----------------------------- ----------------------------- ---------------------------- ----------------------------
  Point of Interconnection      Transmission Demand (kW)    Point of Delivery (Voltage)   Transmission Demand (kW)
         (Voltage)                 10/1/96 - 12/31/96                                        10/1/96 - 9/30/2001
----------------------------- ----------------------------- ---------------------------- ----------------------------
     Vantage Substation                 147,000                 Harvalum Substation                147,000
           230 kV                                                     23.0 kV
   Rocky Reach Substation                75,000                 Harvalum Substation                75,000
           230 kV                                                     23.0 kV
 Total Transmission Demand             222,000 kW                                                222,000 kW


                                                Service Agreement No. 96MS-96109

                                                Exhibit C, Page ___ of ___
                                                Service Agreement No. MS96-96109
                                                Goldendale Aluminum Company
                                                Effective on 2400 hours on
                                                September 30, 1996

                                1/1/97 - 03/31/97

----------------------------- ----------------------------- ---------------------------- ----------------------------
  Point of Interconnection      Transmission Demand (kW)    Point of Delivery (Voltage)   Transmission Demand (kW)
         (Voltage)                10/1/96 - 9/30/2001                                        10/1/96 - 9/30/2001
----------------------------- ----------------------------- ---------------------------- ----------------------------
     Vantage Substation                 167,000                 Harvalum Substation                167,000
           230 kV                                                     23.0 kV
   Rocky Reach Substation                75,000                 Harvalum Substation                75,000
           230 kV                                                     23.0 kV
 Total Transmission Demand             242,000 kW                                                242,000 kW


                              04/01/97 - 09/30/2001

----------------------------- ----------------------------- ---------------------------- ----------------------------
  Point of Interconnection      Transmission Demand (kW)    Point of Delivery (Voltage)   Transmission Demand (kW)
         (Voltage)                10/1/96 - 9/30/2001                                        10/1/96 - 9/30/2001
----------------------------- ----------------------------- ---------------------------- ----------------------------
     Vantage Substation                 192,000                 Harvalum Substation                192,000
           230 kV                                                     23.0 kV
   Rocky Reach Substation               100,000                 Harvalum Substation                100,000
           230 kV                                                     23.0 kV
 Total Transmission Demand             292,000 kW                                                292,000 kW

6.   DESCRIPTION OF POINTS OF INTERCONNECTION

     (a)  Vantage Substation

          Location. The points in the BPA's Vantage Substation where the 230 W facilities of the BPA and Grant County PUD are connected;

          Voltage. 230 kV

          Transmission Demand.      10/01/96 - 12/31/96        147,000 kW
                                    01/01/97 - 03/31/97        167,000 kW
                                    04/01/97 - 09/30/01        192,000 kW

          Metering. Quantities to be scheduled

          Delivering Party/Resource. PanEnergy

          Control Area.

                                                Service Agreement No. 96MS-96109

          10/01/96 - 12/31/96: From: BPA/Cowlitz PUD/EWEB/Grant
          PUD/PacifiCorp/Portland General Electric/Puget Sound Power and Light/Washington Water Power to BPA

          01/01/97 - 03/31/97: From BPA/Cowlitz PUD/EWEB/Grant
          PLTD/PacifiCorp/Portland General Electric/Puget Sound Power & Light/Washington Water Power to BPA

          04/01/97 - 09/30/01: From BPA/Cowlitz PUD/EWEB/Grant
          PUD/PacifiCorp/Portland General Electric/Puget Sound Power & Light/Washington Water Power

     (b)  Rocky Reach Substation

          Location. The points in the BPA's Rocky Reach Substation where the 230 kV facilities of the BPA and Chelan County PUD are connected;

          Voltage. 230 kV

          Transmission Demand.      10/01/96 - 03/31/96:         75,000 kW
                                    04/01/97 - 09/30/01:       100,000 kW

          Metering. Quantities to be scheduled

          Delivering Party/Resource. PanEnergy

          Control Area.

          10/01/96 - 03/31/97: From: BPA/Douglas PUD/PacifiCorp/Portland General Electric/Puget Sound Power and Light/Washington Water Power/Chelan PUD to BPA

          04/01/97 - 09/30/01: From BPA/Douglas PUD/PacifiCorp/Portland General Electric/Puget Sound Power & Light/Washington Water Power/Chelan PUD to BPA

                                                Service Agreement No. 96MS-96109

7.   DESCRIPTION OF POINTS OF DELIVERY

     (a)  Network Point of Delivery

          Harvalum Point of Delivery.

          Location. The points in the BPA's Harvalum Substation where the 23 kV facilities of BPA and the Transmission Customer are connected.

          Voltage. 23 kV

          Metering. in the 23 kV facilities through which such electrical power and energy flows.

          Loss Adjustment. If applicable, BPA will adjust for transmission losses between the Transmission Customer's point of receipt and point of metering. Such adjustments shall be specified in written correspondence between BPA and the Transmission Customer.

          Exceptions.

8.   MAXIMUM AMOUNT OF CAPACITY (TRANSMISSION DEMAND)

          10/01/96 - 12/31/96:         222,000 kW
          01/01/97 - 03/31/97:         242,000 kW
          04/01/97 - 09/30/01:         292,000 kW

9. DESIGNATION OF PARTY SUBJECT TO RECIPROCAL SERVICE OBLIGATION Transmission Customer (if they own transmission facilities.)

10.  NAME(S) OF ANY INTERVENING SYSTEMS PROVIDING TRANSMISSION SERVICE

     None

11.  TRANSMISSION LOSS FACTORS
     Network Facilities: 1.9 percent of kWh delivered
     Delivery Transformations:  0.6 percent of kWh delivered
     ET: 1.9 percent

                                                Service Agreement No. 96MS-96109

12.  SHORT DISTANCE DISCOUNT
     [0.6 + (0.4 x transmission distance/75)]
     Not Applicable

13.  FACILITY COSTS FOR WHICH THE TRANSMISSION CUSTOMER IS RESPONSIBLE

     UFT Charges: (See Exhibit H)

     Other Charges

14.  ANCILLARY SERVICES PROVIDED

     (a)  Energy Imbalance. Provided by: BPA

     (b) Control Area Reserves for Resources. Provided by the resource provider.

     (c)  Load Regulation. Provided by: BPA

     (d)  Transmission Losses.
     The Transmission Customer shall obtain sufficient power to compensate BPA for losses incurred over the FCRTS. This shall be accomplished by multiplying the amount of power delivered under this Service Agreement from such resources, other than federal power for `which the cost for transmission losses is included in the rate for such power, by applicable Loss Factors and [1] adding the resulting amount to the billing factor for the Transmission Customer's purchases of federal power; [2] purchasing the resulting amount from BPA under the APS rate schedule for Transmission Losses; or [3] providing the resulting amount itself or by arrangement with a third party and scheduling it to BPA at the Point of Delivery 168 hours after the deliveries for which the losses were incurred.

     The Transmission Customer shall notify BPA of its method of compensation for losses, in writing, 30 days prior to the first day of October, each year during the term of this Service Agreement.

          Transmission Customer's Method of Compensation of Losses: Goldendale shall purchase Transmission Losses from BPA at a rate of 14.25 mills/kWh for the period 10/1/96 - 09/30/97.

                                                Service Agreement No. 96MS-96109

                                                 Exhibit D
                                                 Contract No. DE-MS79-95BP94762
                                                 COLUMBIA ALUMINUM

                            TRANSMISSION LOSS FACTORS
                            -------------------------

A.   Losses Resulting From Transmission Pursuant to the Integration of Resources
     (IR) Rate Schedule.

     Loss Factor

     1.6%

B. Losses Resulting From Nonfirm Transmission Pursuant to the Energy Transmission (ET) Rate Schedule.

     Loss Factor

     1.6%

                                                 Exhibit E
                                                 Contract No. DE-MS79-95BP94762
                                                 COLUMBIA ALUMINUM

                         REQUEST AND RESPONSE PROCEDURES

     Bonneville agrees to enter into this Exhibit E to provide a contractual process and standards for the Customer comparable to that available under sections 211 and 212 of the Federal Power Act and the Regional Transmission Associations -- because Customer is not currently eligible for membership in the RTAs and is not eligible to make a section 211 request.

1.   DEFINITIONS.

     When capitalized herein, whether in singular or plural, the following terms shall have the following meaning:

     1.1 Arbitrator. An individual selected to resolve disputes under this Agreement (including this Exhibit E to the Agreement).

     1.2 Available Transmission Capacity. That amount of transmission capacity on Bonneville's Transmission System available to Bonneville, at the time such requested service would commence, to provide the transmission service requested by Customer that is not reasonably required to accommodate transmission service for Bonneville's: (i) Native Load; (ii) existing contractual commitments for firm wholesale purchases, firm exchanges, firm deliveries, and firm sales, including the Pacific Northwest Coordination Agreement or its successor; (iii) Firm Transmission Service; (iv) Prudent Reserves to support (i), (ii), and (iii) above; and (v) other pending potential uses of Bonneville's transmission to the extent reasonable and consistent with then-applicable FERC standards.

     1.3  Award. A decision of an Arbitrator pursuant to this Agreement.

     1.4 Bonneville's Transmission System. Bonneville's Transmission System shall include the FCRTS, and facilities over which Bonneville has any contractual transmission rights.

     1.5 Existing Facilities. Those transmission facilities owned by Bonneville, or transmission capacity under contract to Bonneville, which as of the proposed effective date of the requested service under the Good Faith Request, have been used, or will have been used, to transmit federal or non-federal electric energy.

     1.6 Firm Transmission Service. Transmission services that Bonneville by treaty, statute, contract, or federal policy or regulation, has the firm obligation to plan, construct or operate its system to provide. Firm Transmission Service includes firm service over the FCRTS needed to assure adequate and reliable service to nonfederal loads in the Pacific Northwest, as that region is defined in subsection 3(14) of the Pacific Northwest Electric Power Planning and Conservation Act (16
          U. S. C. subsection 83 9a(14)), where not included in Native Load.

     1.7  FERC. The Federal Energy Regulatory Commission or a successor agency.

     1.8  FPA. The Federal Power Act as it may be amended from time to time.

     1.9 Incremental Facilities. Transmission facilities, other than Existing Facilities, that are reasonably required to satisfy a request for transmission service from Customer.

     1.10 Interconnection. Incremental Facilities connecting the systems of two or more utilities.

     1.11 Native Load. Existing and reasonably-forecasted customer load, including Customer's load, for which Bonneville by treaty, statute, contract, or federal policy or regulation, has the obligation to plan, construct, or operate its system reliably.

     1.12 Northwest Power Pool. A reliability organization for the Northwest Interconnected Area.

     1.13 Northwest Interconnected Area. The area consisting of the States of Oregon, Washington, and Idaho, the portion of the State of Montana west of the Continental Divide, and such portions of the States of Nevada, Utah, and Wyoming as are within the Columbia River drainage basin; and any contiguous areas, not in excess of seventy-five air miles from the just described area, which are a part of the service area of a rural electric cooperative customer served by the Bonneville on the effective date of this Agreement which has a distribution system from which it serves both within and without such area; and the provinces of British Columbia and Alberta.

     1.14 Prudent Reserve. An amount of transmission capacity (on an hourly, on-peak/off-peak, seasonal, or other time basis as is necessary) reserved for Bonneville's reasonable reliability requirements as determined by Bonneville's reliability criteria, standards, guidelines and operating procedures, which shall be consistent with Prudent Utility Practice and regional reliability council criteria, and which shall be impartially applied without undue discrimination.

     1.15 Prudent Utility Practice. Those practices, methods, and acts, including levels of reserves and provisions for contingencies, as may be modified from time to time, that are generally accepted in the Northwest Interconnected Area to plan, design, and operate electric systems in a manner that is dependable, reliable, safe, efficient, economical, and in accordance with all applicable laws and governmental rules, regulations and orders, or which in the exercise of reasonable judgment considering the facts known when engaged in, could have been expected to accomplish the desired result at a reasonable cost consistent with applicable law, reliability, efficiency and economy.

     1.16 Transmission Services. The Transmission Services over the FCRTS made available to Customer under this Agreement shall be transmission of power, energy or other energy products for delivery to Customer's Facilities for consumption. The Customer may request additional transmission services including the following:

          (a) Customer may request POI(s), and associated Transmission Demand(s), at the non-network terminus of the Southern, Northern, or Eastern Interties.

          (b) Customer may request a POD(s), other than at the location of Customer Facilities, for the purpose of reselling power which cannot be consumed in Customer's Facilities.

          (c) Customer may request a Total Transmission Demand in excess of that allowed by subsection 4 of this Agreement.

          (d)  Customer may request transmission services other than IR.

               Requests for service under this Exhibit E and Bonneville's responses thereto shall be subject to the procedures and standards of Exhibit E provided only that requests for Transmission Demand in excess of that allowed by section 4 of this Agreement shall be subject to Bonneville's precedent and policy of providing transmission capacity to its direct service customers in excess of their Contract Demand.

2.   REQUESTS FOR TRANSMISSION SERVICE.

     2.1 Service to be Provided. Upon request by Customer and subject to the terms of this Agreement, Bonneville shall provide Transmission Services to Customer from its Available Transmission Capacity on its Existing Facilities, or from Incremental Facilities where necessary, to Customer on the same basis that Bonneville provides such services to similarly-situated entities eligible for FERC-ordered service under FPA sections 211 and 212.

     2.2 Request for Service. Customer shall provide to Bonneville information regarding its request for transmission service, consistent (to the extent applicable) with, either the FERC's then-current policy regarding such request (as currently embodied in its "Policy Statement Regarding Good Faith Requests for Transmission Services") or as otherwise mutually agreed. A request for transmission services which is consistent with this subsection shall be deemed a "Good Faith Request" for transmission services for purposes of this Agreement.

     2.3  Response to Request for Transmission Service.

          2.3.1 Bonneville shall respond to a request for transmission services from Customer in a manner consistent with responses to Good Faith Requests under section 212 of the FPA and FERC's then-current policies (as presently embodied in its "Policy Statement Regarding Good Faith Requests for Transmission Services").

          2.3.2 Bonneville may elect to provide the requested transmission service without further study, or may elect to conduct a study, including any environmental studies, if such are reasonably required by statute to determine:

               (i) whether Bonneville has sufficient Available Transmission Capacity to provide the requested service initially and for the full term of the request; and

               (ii) what Incremental Facilities, if any, are required to
                    accommodate the requested service.

               If Bonneville and Customer agree, such study may be conducted by a third party; provided, however, Bonneville shall retain the authority to accept or reject the study's conclusions. Bonneville's reasonable study costs shall be billed to and paid by Customer based upon Bonneville's estimate of such costs. Any reconciliation for over or underpayment shall be done upon completion of the study work. Such study shall be completed within a reasonable time period consistent with FERC's then-current policies. Failing agreement between Bonneville and Customer on a reasonable period of time for and scope of such studies, the dispute resolution procedures may be invoked by either Party. Bonneville shall be responsible for conducting the study with participation and input from Customer. The results of the study, to the extent Customer has not requested confidential treatment, shall be made available to the Customer and to any other DSI or Member of the Northwest RTA, provided that such other DSI or Member reimburses Customer for a reasonable share of its costs.

          2.3.3 Subject to the requirements of the National Environmental Policy Act or other applicable environmental laws, if Bonneville is able to provide the requested transmission service without further study or if the study, demonstrates that the requested service can be provided using Existing Facilities, then Bonneville shall promptly tender amendments to this contract to Customer and take all other actions reasonably necessary to effectuate service.

     2.4  Requests Requiring Upgrades, Additional Facilities or
          Interconnections.

          2.4.1 If Bonneville concludes, based on a study performed pursuant to subsection 2.3.2, that Bonneville does not have sufficient Available Transmission Capacity to provide the requested service initially or for the term of the request, then Bonneville's study shall include at a minimum: (i) a detailed description of the Incremental Facilities which are necessary to provide the requested service; (ii) the estimated cost of and cash flow requirements for installing the Incremental Facilities; (iii) the estimated time necessary to build the Incremental Facilities, including the estimated time required for environmental studies, licensing and regulatory approvals;
                 (iv) the estimated incremental capacity added to the transmission system by the Incremental Facilities; and (v) whether Customer will be expected or required to contribute capital in connection with installing the Incremental Facilities. If requested, Bonneville will also provide a list of any other requests or Bonneville forecasted uses that contributed to the insufficiency of Available Transmission Capacity.

          2.4.2. If Bonneville's study demonstrates a need for a transmission Interconnection with another entity, then Bonneville shall make a good faith effort to arrange a joint study with the other entity to evaluate the impact of such an Interconnection.

          2.4.3 If Bonneville's study demonstrates a need for and the feasibility of building Incremental Facilities and if Customer elects to proceed with its request for transmission services, then Bonneville shall be obligated to build the Incremental Facility and provide the requested service; provided that Bonneville's obligation to build and provide service is subject to applicable law. Bonneville shall provide notice of the project to all other DSIs and to the manager of the Northwest RTA.

3.   PRICING.

     Pricing of Transmission Services by Bonneville to integrate Customer's Resource to its load under this Agreement shall be pursuant to IR-93 and its successor. If Bonneville offers other Transmission Services, pricing for such services shall be at the rates applicable to other users of the same services.

4.   PURCHASE AND RESALE SERVICES.

     Bonneville and Customer acknowledge that in some instances, an arrangement in which Bonneville purchases power for resale to Customer may be preferable to Bonneville wheeling non-federal power to Customer. Therefore, Bonneville shall make best efforts to purchase power, energy or other energy services, as specified by Customer as to supplier, amount, term, shape, and other criteria, and resell such power, energy or other energy services to Customer for Customer's own use at a price equal to Bonneville's purchase costs for the power plus Bonneville transmission charges that would have been applicable if Customer had directly purchased such power, energy or other energy services. Bonneville may also impose a reasonable brokerage fee for this service.

5.   TRANSMISSION ON NON-FEDERAL SYSTEMS.

     Bonneville shall make best efforts to request and purchase transmission services identified by Customer, on Customer's behalf, from Northwest RTG members, Westwide RTG members, or from any transmitting utility under sections 211 and 212 of the Federal Power Act. Customer shall reimburse Bonneville for all of the costs incurred in complying with this provision.

6.   DISPUTE RESOLUTION.

     6.1 Scope of Dispute Resolution. The scope of dispute resolution under this Agreement shall include all disputes arising under this Agreement, including but not limited to, disputes concerning amounts and location of Available Transmission Capacity; need for and costs of Incremental Facilities and interconnection facilities; costs, prices, and terms and conditions of requested transmission services and interconnection facilities; and estimates of the nature, extent, total cost, schedule, and proposed allocations of costs associated with studies, including environmental analyses, proposed in response to a request for service; and including, unless expressly waived, disputes arising under transmission agreements requested, offered or signed pursuant to this Agreement.

     6.2  Preconditions to Arbitration.

          6.2.1 Each Party shall use best efforts to settle all disputes arising under this Governing Agreement. In the event any such dispute is not settled, any disputing Party may request in writing that the Manager of the Northwest RTA (or alternatively, the head of the Northwest Power Pool) appoint an impartial facilitator to aid the disputing Parties in reaching a mutually-acceptable resolution to the dispute; such appointment shall be made within ten days of receipt of the request. The facilitator and representatives of the disputing Parties with authority to settle the dispute shall meet within 21 days after the facilitator has been appointed to attempt to negotiate a resolution of the dispute. Settlement offers shall not be admissible in any subsequent dispute resolution process or in any other forum. With the consent of all disputing Parties, resolution may include referring the matter to a technical body (such as the Northwest Power Pool Transmission Planning Committee) for resolution or an advisory opinion.

          6.2.2 If the disputing Parties have not succeeded in negotiating a resolution of the dispute within 30 days after first meeting with the facilitator or if the facilitator is not appointed within ten days pursuant to subsection 6.2.1, such Parties shall be deemed to be at an impasse and any such disputing Party may commence the dispute resolution process by submitting a written notice to the other Party.

     6.3  Arbitration Process.

          6.3.1 Within 14 days of a disputing Party's request that the arbitration process be commenced, each disputing Party shall submit a statement in writing to the other disputing Party, which statement shall set forth in reasonable detail the nature of the dispute, the issues to be arbitrated, and the proposed Award sought through such arbitration proceedings. To the extent the disputing Parties do not agree on the terms of a requested contract for Interconnection or Transmission Services, each submittal shall include proposed contract language for those issues in dispute.

          6.3.2 Within ten days following the submission of their statements, the disputing Parties shall select an Arbitrator who shall be familiar with and knowledgeable about the policies and criteria used in the Northwest interconnected Area transmission systems and regulatory requirements. If the disputing Parties cannot agree upon an Arbitrator, the disputing Parties shall take turns striking names from a list of ten qualified individuals supplied by the Northwest RTA Manager (or alternatively the head of the Northwest Power Pool) from the list maintained by the Northwest RTA Board with a disputing Party chosen by lot first striking a name. The last-remaining name not stricken shall be designated as the Arbitrator. If that individual is unable or unwilling to serve, the individual last stricken from the list shall be designated and the process repeated until an individual is selected who is able and willing to serve. Absent the express written consent of all disputing Parties as to any particular individual, no person shall be eligible for selection as an Arbitrator who is or was, past or present, an officer, member of the governing body, employee of or consultant to any of the disputing Parties, or of an entity related to or affiliated with any of the disputing Parties, or whose interests are otherwise affected by the matter to be arbitrated. Any individual designated as an Arbitrator shall make known to the disputing Parties any such disqualifying relationship and a new Arbitrator shall be designated in accordance with the provisions of this subsection.

          6.3.3 The Arbitrator shall cause to be published in the Northwest RTA newsletter and electronic bulletin board a notice of the dispute with sufficient detail to inform potential intervenors of the disputed issues.

          6.3.4 The Arbitrator shall determine discovery procedures, intervention rights, how evidence shall be taken, what written submittals may be made, and other such procedural matters, taking into account the complexity of the issues involved, the extent to which factual matters are disputed and the extent to which the credibility of witnesses is relevant to a resolution of the dispute. Each party to the dispute shall produce all evidence determined by the Arbitrator to be relevant to the issues presented. To the extent such evidence involves proprietary or confidential information, the Arbitrator shall issue an appropriate protective order which shall be complied with by all Parties to the dispute. The Arbitrator may elect to resolve the arbitration matter solely on the basis of written evidence and arguments.

          6.3.5 The Arbitrator shall grant intervention only to Parties that have a commercial power or transmission interest in the dispute. Intervening Parties shall have the same procedural rights as Disputing Parties to the dispute. "Parties" refers to both Disputing Parties and Intervening Parties. Absent the agreement to the contrary of all disputing Parties, no entity shall be permitted to intervene unless, as a condition of its intervention, it agrees to be bound by these dispute resolution provisions, including the provisions related to deference on appeal set forth in subsection 6.6.4.

          6.3.6 The Arbitrator shall consider all issues underlying a dispute including, if relevant, whether Bonneville's reliability criteria, standards, guidelines and operating procedures are reasonably consistent with Prudent Utility Practice, after giving consideration to consistently applied regional or national reliability standards, guidelines or criteria; provided, that Bonneville's reliability criteria, standards, and guidelines, and operating procedures for maintaining system reliability which were in effect and in writing as of July 1, 1993, or that are consistent with the provisions of reliability criteria, standards, guidelines, and operating procedures of the North American Electric Reliability Council and the WSCC which govern the planning, design, and operation of Members' transmission systems, but not the applicability, consistent application or interpretation of such criteria, standards, operating procedures and guidelines in regard to a particular request, shall be afforded a rebuttable presumption of reasonableness and consistency with Prudent Utility Practice by the Arbitrator. Bonneville's reliability criteria, standards, guidelines and operating procedures shall be consistently applied by Bonneville to its own use of its system and to Customer's request to use such system pursuant to a request for interconnection or Transmission Services.

          6.3.7 The Arbitrator shall take evidence submitted by the Parties in accordance with procedures established by the Arbitrator and may request additional information, including the opinion of recognized technical bodies. Parties shall be afforded a reasonable opportunity to rebut any such additional information.

     6.4 Substantive Standards and Decision. The Arbitrator shall apply to any dispute arising from a request for service the standards that FERC would apply to a request for FERC ordered service under FPA sections 211 and 212. As soon as practicable, but in no event later than 115 days of his or her selection as Arbitrator, the Arbitrator shall select, by written notice to the Parties, the proposed Award of a disputing party which best meets the terms and intent of this Agreement and conforms with the FPA and FERC's then-applicable standards and policies for FERC-ordered service; provided, however, if the Arbitrator concludes that no proposed Award is consistent with this Governing Agreement, the FPA, and FERC's then-applicable standards and policies, or addresses an issues in dispute, the Arbitrator shall specify how each proposed Award is deficient and request that the Parties submit within twenty (20) days new proposed Awards that cure the deficiencies stated by the Arbitrator. A written decision, including specific findings of fact, explaining the basis for the Award shall be provided by the Arbitrator Awards will be based only on the evidence on the record before the Arbitrator. The decision shall be published in the NWRTA newsletter or on the electronic bulletin board. No Award that is not appealed shall be deemed to be precedential in any other arbitration related to a different dispute.

     6.5  Compliance and Costs.

          6.5.1 Immediately upon the decision by the Arbitrator, the disputing Parties shall take whatever action is required to comply with the selected Award to the extent the selected Award does not require regulatory action and no party seeks appeal. To the extent the Award requires local or federal approval or regulatory action, Bonneville shall promptly submit and support that portion of the Award with the appropriate authority. Any and all costs associated with the arbitration (not including the Parties' costs associated with attorney costs and expert witness fees) shall be borne by the Party or Parties whose proposed Award was not selected, unless the Parties agree to an alternate method of allocating costs.

     6.6 Bonneville Rate Proceedings. In case of a dispute arising under this Agreement concerning a Bonneville rate for requested Interconnection or Transmission Services ("Bonneville Rate Issue Dispute"):

          6.6.1 Except as otherwise provided in this subsection, this subsection 6.6 shall apply to a Bonneville Rate Issue Dispute in lieu of subsection 6.3, 6.4, 6.5 of this Agreement; provided, that if Bonneville has by Federal Register notice initiated a hearing under subsection 7(i) of the Pacific Northwest Electric Power Planning and Conservation Act (Northwest Power Act) to establish, or to review and revise, a rate or rates of general applicability for FERC-ordered transmission services, and the Bonneville Rate Issue Dispute involves the appropriateness or application of such rate or rates to the Customer's request for Bonneville Transmission Services, then for purposes only of Customer's request for Bonneville Transmission Services a separate subsection 7(i) proceeding shall be held in accordance with the procedures of this subsection 6.6 to resolve that particular Bonneville Rate Issue Dispute unless the Arbitrator determines that (1) the separate 7(i) proceeding would frustrate the ongoing 1(i) proceeding and (2) resolution of the Bonneville Rate Issue Dispute in the ongoing 7(i) proceeding would not materially frustrate the Customer's need for an expeditious decision.

          6.6.2 Where the rate would have been subject to review and determination by FERC under subsection 212(i)(1) of the FPA if the rate dispute and any related good faith dispute over Transmission Services had been timely brought before FERC by an entity eligible to request FERC-ordered service under subsection 211 of the FPA, then pricing of Interconnection or Transmission Service by Bonneville in response to Customer request shall conform to subsection 212(i)(1)(ii) of the FPA and then-applicable standards and policies of FERC.

          6.6.3 A hearing on a Bonneville Rate Issue Dispute shall be held which comports in all respects with subsection 7(i) of the Northwest Power Act and other applicable requirements of Federal law, including any applicable requirements of the National Environmental Policy Act, with the addition that:

                 (i) following compliance with the preconditions to arbitration set forth in subsection 6.2 of this Governing Agreement, and within 14 days of a disputing Party's ensuing request that the hearing process be commenced, each disputing Party shall submit a statement in writing to the other disputing Party, which statement shall set forth in reasonable detail the nature of the Bonneville Rate Issue Dispute, the issues to be raised in the hearing, and the proposed rate(s) sought through such hearing;

                 (ii) Bonneville shall within 14 days of its receipt of the disputing Party's written statement prepare and submit for publication a Federal Register notice that in addition to meeting the requirements of Northwest Power Act subsection 7(i)(1), also sets forth the statements or notifies the public of their availability;

                 (iii) the Hearing Officer/Arbitrator (hereafter Hearing
                      Officer) shall be selected as specified in subsection
                      6.3.2 of this Governing Agreement, which selection shall be officially recognized by Bonneville;

                 (iv) with the exception of any legally required process for taking participant comments, the hearing shall be held in Portland, Oregon, and in the Bonneville Rates Hearing Room if available, unless an alternative location is agreed to by all Parties to the hearing;

                 (v)  the Hearing Officer shall comport with subsections 6.3.4,
                      6.3.6 and 6.3.7 of this Governing Agreement, unless inconsistent with the procedural provisions of subsection 7(i) of the Northwest Power Act or the National Environmental Policy Act;

                 (vi) the Hearing Officer shall, unless violative of subsection
                      7(i) of the Northwest Power Act or the National Environmental Policy Act, conduct the hearing in a manner calculated to ensure that no more than 115 days elapses from the date of the publicly noticed pre-hearing conference to the date of the Administrator's final decision pursuant to subsection 7(i)(5) of the Northwest Power Act;

                (vii) the Hearing Officer shall, unless the Hearing Officer becomes unavailable, make a recommended decision to the Administrator that (a) best meets the terms and intent of this Governing Agreement, subsection 212(i) of the FPA and FERCs then-applicable standards and policies for FERC-ordered service, and (b) sets forth the Hearing Officer's findings and conclusions, and the reasons or basis thereof, on all material issues of fact, law, or discretion presented on the record;

               (viii) in the case of rates described in subsection 6.6.2 above, the Administrator shall afford deference to the Hearing Officer's factual findings and determination of issues not of first impression (i.e., matters previously decided by FERC or a court of competent jurisdiction in cases involving comparable facts and circumstances); and

                 (ix) the Administrator's final decision under subsection
                      7(i)(5) of the Northwest Power Act shall also set forth the reasons for reaching any findings and conclusions which may differ from those of the Hearing Officer, based on the hearing record and the law.

          6.6.4 FERC Appeal. Bonneville shall file its final rates decision with FERC in accord with existing provisions of law and regulation. A disputing party to an arbitration may apply to FERC to appeal or protest that aspect of any Award relating to Bonneville's rate. Any appeal to FERC shall be based solely upon the record assembled by the Arbitrator, provided, however, that any order by an Arbitrator excluding material from the arbitration record or which is alleged to violate due process may be explicitly appealed to FERC. Bonneville and the Customer, in the case of Bonneville rates described in subsection 6.6.2 above, intend that FERC should afford deference to the Hearings Officer factual findings and determinations of issues not of first impression (i.e., matters previously decided by FERC or a court of competent jurisdiction in cases involving comparable facts and circumstances).

     6.7 Appeal to Claims Court. A disputing party to an arbitration may apply to the U.S. Claims Court to hear an appeal of that aspect of any Award relating to terms and conditions of requested service or a breach of this Agreement. Upon finding that any terms and conditions are inconsistent with this Agreement or that Bonneville has breached this Agreement, the Claims Court shall remand to the Arbitrator for any further determinations and decisions.

7.   EFFECTIVE DATE AND TERM.

     7.1 This Exhibit shall become effective when (1) the Agreement is signed by Bonneville and the Customer, and (2) after Bonneville becomes a member of either the Westwide RTA or Northwest RTA.

     7.2 This Exhibit shall have a term concurrent with the Agreement except as provided in subsection 12(b).

                                                 Exhibit F
                                                 Contract No. DE-MS79-95BP94762
                                                 COLUMBIA ALUMINUM

                            STABILITY RESERVE SCHEMES
                            -------------------------

1. Import Contingency Load Tripping Schemes: Remedial Action Scheme for the loss of the AC Intertie and Remedial Action Scheme for the loss of the DC Intertie.

2.   Bellingham Area Load Tripping Scheme.

3.   Conkelley Area Load Tripping Scheme.

                                                 Amendatory Agreement No. 1 to
                                                 Contract No. DE-MS79-95BP94762

AUTHENTICATED

                              AMENDATORY AGREEMENT
                                 executed by the
                            UNITED STATES OF AMERICA
                              DEPARTMENT OF ENERGY
                            acting by and through the
                         BONNEVILLE POWER ADMINISTRATION
                                       and
                          COLUMBIA ALUMINUM CORPORATION

     This AMENDATORY AGREEMENT, executed 9/14/1995, by the UNITED STATES OF AMERICA (Government), Department of Energy, acting by and through the BONNEVILLE POWER ADMINISTRATION (Bonneville), and COLUMBIA ALUMINUM CORPORATION (Columbia Aluminum), a corporation of the State of Washington, each of which may be referred to herein individually as "Party" or collectively as "Parties".

                                   WITNESSETH:

     WHEREAS, Bonneville and Columbia Aluminum, entered into Contract No. DE-MS79-95BP94762, (which as the same may be amended or replaced is hereinafter referred to as the General Transmission Agreement);

     WHEREAS, according to its terms the General Transmission Agreement continues in effect until the fifth anniversary of the Effective Date of the General Transmission Agreement;

     WHEREAS, the Parties to the General Transmission Agreement are willing to extend the General Transmission Agreement until the twentieth anniversary of the Effective Date of the General Transmission Agreement; and

     WHEREAS, Bonneville is authorized pursuant to law to dispose of electric power and energy generate d at various Federal hydroelectric projects in the Pacific Northwest or acquired from other resources, to construct and operate transmission facilities, to provide transmission and other services, and to enter into agreements to carry out such authority;

     NOW THEREFORE, the Parties hereto mutually agree as follows:

     1.   This Agreement shall become effective upon its execution by both
          Parties.

     2. Upon the fifth anniversary of the Effective Date of the General Transmission Agreement, the term "fifth anniversary" in Section 1(a) of such General Transmission Agreement shall be replaced with the term "twentieth anniversary" such that the General Transmission Agreement shall continue in effect until 2400 hours on the twentieth anniversary of the Effective Date, and that the terms of the General Transmission Agreement shall govern transmission services provided thereunder for the additional 15 year period.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement.

                                        UNITED STATES OF AMERICA
                                        Department of Energy
                                        Bonneville Power Administration

                                        By: /S/ SYDNEY D. BERWAGER
                                            -----------------------------------

                                        Name:     Sydney D. Berwager
                                                -------------------------------
                                                (Print/Type)
                                        Title:  Account Executive
                                                -------------------------------

                                        Date:  August 31, 1995
                                               --------------------------------

COLUMBIA ALUMINUM CORPORATION

By:      /S/ KENNETH D. PETERSON JR.
         ---------------------------

Name:    Kenneth D. Peterson Jr.
         ---------------------------
         (Print/Type)
Title:   Chief Executive Officer
         ---------------------------

Date:    9/14/94
         ---------------------------

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                              Department of Energy
                         Bonneville Power Administration
                                  P.O. Box 3621
                           Portland, Oregon 97208-3621

                                                      SALES AND CUSTOMER SERVICE

 September 30, 1996

 Gerald F. Miller
 VP Energy & Government Affairs
 Goldendale Aluminum Company
 1111 Main, Suite 710
 Vancouver, WA 98660

Dear Mr. Miller:

The Bonneville Power Administration (BPA) desires to provide transmission service starting on October 1, 1996 and Goldendale Aluminum Company desires to receive such requested transmission service. However, the parties have not yet executed a final agreement of the Network Integration Transmission Service Agreement (Service Agreement), Contract No. 96MS-96109 (draft date 9/27/96) for such service. Consequently, BPA and Goldendale Aluminum Company agree to the following until such Service Agreement is executed:

BPA shall:

     1. Initiate transmission service beginning 2400 hours, September 30, 1996 pursuant to the terms and conditions specified in the above mentioned unexecuted Service Agreement.

     2. BPA shall bill Goldendale Aluminum Company for transmission services pursuant to the terms and conditions of the Service Agreement.

Goldendale Aluminum Company shall:

     1. Comply with the terms and conditions specified in the above mentioned Service Agreement.

     2. Compensate BPA for the Transmission Service in accordance with the Service Agreement and the Tariff.

BPA and Goldendale Aluminum Company agree to operate according to these standards: starting on 2400 hours, September 30, 1996 and ending on the earlier of (a) execution of the Service Agreement or (b) 2400 hours, March 31, 1997. The parties will negotiate, in good faith, all unresolved issues to produce a final draft of the Service Agreement.

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If Goldendale, Aluminum Company agrees with the statements in this letter, indicate by signing below and returning one copy with original signatures to me within five (5) working days.

                                   UNITED STATES OF AMERICA
                                   Department of Energy
                                   Bonneville Power Administration

                                   By  GARY L. FUQUA
                                       ---------------------------------
                                       Senior Account Executive

                                   Name     Gary L. Fuqua
                                            ----------------------------
                                   (Print/Type)

                                   Date     SEP 30 1996
                                            ----------------------------

CONCURRENCE:

GOLDENDALE ALUMINUM COMPANY

By  GERALD. F. MILLER
    -------------------------------

Name     Gerald F. Miller
         --------------------------
(Print/Type)

Title    Vice President Energy
         --------------------------

Date     September 30, 1996
         --------------------------

Enclosure

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                                                Exhibit H, Page ___ of ___
                                                Service Agreement No. MS96-96106
                                                Goldendale Aluminum Company
                                                Effective on 2400 hours on
                                                September 30, 1996

                            USE-OF-FACILITIES CHARGE

                                       I&A(1)        I&A      O&M(2)
                                       Annual       Annual    Annual
    Facility        Investment       Cost Ratio      Cost      Cost       Demand     $/kW/yr
    --------        ----------       ----------    --------   ------      -------    --------

                                         (3)                    (4)         (kW)

   Substation            $              %              $          $                      $

Total Use-of-Facilities Charge ()  =                                                                       $/kW/mo


---------------

(1)  Investment and amortization.
(2)  Operations and maintenance.
(3) Based on ACR table dated 6/2/95, column 8 minus column 5 for substation category.
(4)  Based on O&M table dated 6/2/95.


1.   CHANGES TO THE USE-OF-FACILITIES CHARGE

     (a) Changes in Costs and Demands This Exhibit H may be revised annually to reflect changes in: (1) the yearly noncoincidental demands on the facility under this Service Agreement and other agreements; (2) changes in I&A annual cost ratio; (3) changes in O&M annual cost; and
          (4) changes in the general transfer agreement costs, if applicable. Any changes in the costs or demands used in calculating the use-of-facilities change in this Exhibit I are subject to the dispute resolution provisions of section 6.

     (b) Limits on Changes in Use of Facilities Charge Through September 30, 2001, the sum of the annual costs for I&A annual cost O&M annual cost, and the cost of general transfer agreements, if applicable, used in calculating the use of facilities charge shall not exceed a limit equal to 150 percent of such total annual cost specified in the initial Exhibit H as adjusted for changes

                                       28

                                                Service Agreement No. 96MS-96109
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                                                Exhibit H, Page ___ of ___
                                                Service Agreement No. MS96-96106
                                                Goldendale Aluminum Company
                                                Effective on 2400 hours on
                                                September 30, 1996



          in investments. The formula used for determining the use of facilities charge shall not change from the formula used in developing the initial Exhibit H.

2.   NEW INVESTMENTS IN FACILITIES SERVING THE COMPANY

     (a) Use-of-Facilities Charge. If new investments are proposed by BPA and agreed to by the Company in accordance with the provisions of sections 11 and 12 of the PTP Tariff such investments shall be used in the use-of-facilities charge under this Service Agreement.

     (b) Change in Rate Test Limit. If BPA makes such new investments, the limit on the use-of-facilities charge specified in section 1(b) of this Exhibit H shall be proportionately increased to reflect such new investments.


                                       29

                                                Service Agreement No. 96MS-96109